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                                              EXHIBIT 2
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
                      IDENTIFICATION AND CLASSIFICATION OF SUBSIDIARIES WHICH ACQUIRED SECURITIES
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                        Legg Mason Wood Walker, Incorporated is a broker-dealer registered under
                                       Section 15 of the Act (15 U.S.C. 78o)


                      Each of the undersigned hereby affirms the identification and Item 3 classification of the subsidiary which acquired the security holdings reported in this Schedule 13G.



                     Date: November 9, 2006


                                          CITIGROUP GLOBAL MARKETS HOLDINGS INC.


                                          By: /s/ Ali L. Karshan
                                              --------------------------------
                                              Name:  Ali L. Karshan
                                              Title: Assistant Secretary


                                          CITIGROUP INC.


                                          By: /s/ Ali L. Karshan
                                              --------------------------------
                                               Name:  Ali L. Karshan
                                               Title: Assistant Secretary

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